Exhibit 32

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted), Kevin Halter, Jr., the Chairman of Strong Technical, Inc., (the "Company"), and Pam J. Halter, the Chief Financial Officer, Treasurer and Secretary of the Company each hereby certifies that, to the best of his or her knowledge:

     1. The Annual Report on Form 10-KSB of the Company for the period ended June 30, 2005 (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended;

     and

     2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  September 8, 2005


                                                         /s/ Kevin Halter, Jr.
                                                        ------------------------
                                                        Kevin Halter, Jr.
                                                        Chairman



                                                         /s/ Pam J. Halter
                                                        ------------------------
                                                        Pam J. Halter
                                                        Chief Financial Officer,
                                                        Treasurer and Secretary